Exhibit 99.1

Boston Private Financial Holdings, Inc. Reports First Quarter 2013 Results
First Quarter Highlights:

•	Earnings increase 39% year-over-year: GAAP Net Income increased to $13.2 million from $9.5 million in the first quarter of 2012. First quarter diluted EPS increased to $0.15 from $0.11 year-over-year.

•	Core Fees and Income increase for the fifth straight quarter: Core Fees and Income increased 14% year-over-year and 3% on a linked quarter basis.

•	Strong AUM Build: AUM increased 7% to $21.9 billion in the quarter and 7% year-over-year. First quarter AUM net inflows were $181 million, up from $84 million on a year-over-year basis.

•	No Provision for Loan Losses: The Company recorded no provision in the quarter due to a reduction in Classified Loans and continued improvement in credit quality.

•	Capital builds: Tangible Common Equity/Tangible Assets ratio increased by 100 basis points to 8.2% on a year-over-year basis, and increased 50 basis points on a linked quarter basis.
Boston, MA - April 16, 2013 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the "Company" or "BPFH") today reported first quarter 2013 GAAP Net Income Attributable to the Company of $13.2 million, compared to $13.1 million in the fourth quarter of 2012. BPFH reported first quarter diluted earnings per share of $0.15 compared to $0.15 in the fourth quarter of 2012.
On a year-over-year basis, GAAP Net Income Attributable to the Company increased 39% from $9.5 million in the first quarter of 2012. Diluted earnings per share increased 36% from $0.11 in the same period.
"Our Wealth Management businesses performed well in the quarter," said Clayton G. Deutsch, CEO and President. "Core Fees and Income increased 3% on a linked quarter basis and Assets Under Management increased 7% in the same period. Our Wealth Management firms continue to exhibit positive operating leverage. The Private Banking side of our business witnessed a decline in Net Interest Income which was driven by a reduction in earning assets and Net Interest Margin compression. Having said this, our Private Bank is continuing to build profit contribution across all three of our major private banking markets."
Core Fees Increase 3% Linked Quarter
Core Fees and Income (Investment Management and Trust Fees, Private Bank Investment Management and Trust Fees, Wealth Advisory Fees, Other Banking Fee Income and Gain on Sale of Loans) for the first quarter increased 3% to $29.9 million from $29.1 million in the fourth quarter of 2012. Core Fees and Income increased 14% from $26.3 million on a year-over-year basis.
Total Assets Under Management/Advisory ("AUM") increased to $21.9 billion, up 7% from $20.4 billion in the fourth quarter of 2012. AUM also increased 7% from $20.4 billion in the first quarter of 2012. The Company experienced first quarter 2013 AUM net inflows of $181 million, as compared to AUM net inflows of $298 million in the fourth quarter of 2012. AUM net inflows for the first quarter of 2012 were $84 million.
Net Interest Income Declines
Net Interest Income in the first quarter was $44.3 million, down 3% from $45.5 million in the fourth quarter of 2012 due to lower asset yields. On a year-over-year basis, Net Interest Income declined 1% from $44.8 million in the first quarter of 2012.
Net Interest Margin was 3.13% in the first quarter, down six basis points from 3.19% in the fourth quarter. On a year-over-year basis, Net Interest Margin decreased 14 basis points from 3.27% in the first quarter of 2012.

Total Expenses Decrease Linked Quarter
Total Expenses for the first quarter of 2013 were $56.6 million, a 10% decrease from $62.7 million (including restructuring costs of $1.6 million) in the fourth quarter of 2012. On a year-over-year basis, Total Expenses increased 2% from $55.6 million (including restructuring costs of $0.1 million) in the first quarter of 2012.
"Total Expenses in the quarter were impacted by seasonal compensation expenses such as increased 401(k) employee contribution matches and FICA, as well as a retirement benefit valuation update of $1.5 million," said David J. Kaye, Chief Financial Officer. "We expect to see additional savings related to our $10 million cost reduction program reflected in the second quarter 2013 run rate."
Provision
The Company recorded no Provision for Loan Losses in the first quarter, compared to a fourth quarter credit of ($5.0) million. The lack of provision was driven by a reduction in Classified Loans and continued improvement in credit quality. In the first quarter of 2012, there was a provision of $4.0 million.
Criticized Loans decreased 5% to $223.5 million on a linked quarter basis, and decreased 27% year-over-year. Nonaccrual Loans ("Nonaccruals") increased 20% to $73.0 million, up from $60.7 million on a linked quarter basis. On a year-over-year basis, Nonaccruals were flat. As a percentage of Total Loans, Nonaccruals were 1.53% in the first quarter of 2013, up 27 basis points from 1.26% in the fourth quarter of 2012. On a year-over-year basis, Nonaccruals as a percentage of Total Loans increased 3 basis points from 1.50%.
Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	March 31, 2013	December 31, 2012	March 31, 2012
Total Criticized Loans	$223.5	$235.0	$306.2
Total Loans 30-89 Days Past Due and Accruing (12)	$17.3	$46.4	$21.4
Total Net Loans (Charged-off)/ Recovered	$(1.8)	$(2.1)	$(2.2)
Allowance for Loan Losses/ Total Loans	1.72%	1.75%	2.02%

Capital Ratios Strengthen in Q1
All regulatory risk-based capital ratios and tangible common equity ratios increased on a linked quarter basis and year-over-year.
Capital ratios are listed below on a linked quarter and year-over-year basis:

	March 31, 2013	December 31, 2012	March 31, 2012
Total Risk-Based Capital *	14.9%	14.6%	14.4%
Tier I Risk-Based Capital *	13.6%	13.4%	12.0%
Tier I Leverage Capital *	10.1%	9.9%	8.8%
TCE/TA	8.2%	7.7%	7.2%
TCE/Risk Weighted Assets *	10.8%	10.5%	9.8%
*March 31, 2013 data is presented based on estimated data.

Dividend Payments
Concurrent with the release of the first quarter 2013 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.05 per share. The record date for this dividend is May 4, 2013, and the payment date is May 17, 2013.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as the TCE/TA and TCE/Risk Weighted Assets ratios, and Operating Expenses excluding restructuring charges, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Conference Call
Management will hold a conference call at 8 a.m. Eastern Time on Wednesday, April 17, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
International Dial In #: (412) 317-6061
Elite Entry Number: 2802788

Replay Information:
Available from April 17 at 12 noon until April 24
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 10027506

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages over $20 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. Forward looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Jeanne Hess
Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	March 31, 2013	December 31, 2012	March 31, 2012
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$54,136	$308,744	$131,136
Investment securities available for sale	736,610	699,300	825,614
Loans held for sale (1)	289,180	308,390	3,727
Total loans	4,783,467	4,814,136	4,849,048
Less: Allowance for loan losses	82,286	84,057	97,902
Net loans	4,701,181	4,730,079	4,751,146
Other real estate owned (“OREO”)	2,329	3,616	3,886
Stock in Federal Home Loan Banks	40,436	41,981	42,639
Premises and equipment, net	29,014	27,081	29,432
Goodwill	110,180	110,180	110,180
Intangible assets, net	23,813	24,874	27,479
Fees receivable	10,452	8,836	9,042
Accrued interest receivable	14,774	14,723	16,968
Deferred income taxes, net	60,634	62,245	66,105
Other assets	123,682	124,956	120,318
Assets of discontinued operations (2)	—	—	10,890
Total assets	$6,196,421	$6,465,005	$6,148,562
Liabilities:
Deposits	$4,517,351	$4,885,059	$4,602,451
Deposits held for sale (1)	188,252	194,084	—
Securities sold under agreements to repurchase	122,187	116,319	108,551
Federal funds purchased	50,000	—	—
Federal Home Loan Bank borrowings	461,411	408,121	582,551
Junior subordinated debentures	133,835	143,647	178,645
Other liabilities	88,869	95,386	91,827
Liabilities of discontinued operations (2)	—	—	1,392
Total liabilities	5,561,905	5,842,616	5,565,417
Redeemable Noncontrolling Interests	17,438	19,287	21,604
The Company’s Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 401 shares at March 31, 2013, December 31, 2012, and March 31, 2012; liquidation value: $100,000 per share	58,089	58,089	58,089
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 79,053,668 shares at March 31, 2013; 78,743,518 shares at December 31, 2012; and 78,151,609 shares at March 31, 2012	79,054	78,744	78,152
Additional paid-in capital	641,918	640,891	642,276
Accumulated deficit	(163,543)	(176,746)	(220,512)
Accumulated other comprehensive income	1,560	2,124	3,536
Total shareholders’ equity	617,078	603,102	561,541
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$6,196,421	$6,465,005	$6,148,562

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$49,350	$51,398	$51,946
Taxable investment securities	514	650	1,256
Non-taxable investment securities	839	846	848
Mortgage-backed securities	1,402	1,443	1,603
Federal funds sold and other short-term borrowings	176	208	149
Total interest and dividend income	52,281	54,545	55,802
Interest expense:
Deposits	3,786	4,096	4,903
Federal Home Loan Bank borrowings	2,831	3,295	3,945
Junior subordinated debentures	1,154	1,308	1,752
Repurchase agreements and other borrowings	234	300	434
Total interest expense	8,005	8,999	11,034
Net interest income	44,276	45,546	44,768
Provision/ (credit) for loan losses	—	(5,000)	4,000
Net interest income after provision for loan losses	44,276	50,546	40,768
Fees and other income:
Investment management and trust fees - Investment Managers	10,086	10,094	9,471
Investment management and trust fees - Bank	6,782	6,086	5,767
Wealth advisory fees	10,068	9,745	9,236
Other banking fee income	1,798	1,455	1,367
Gain on sale of loans, net	1,187	1,726	421
Total core fees and income	29,921	29,106	26,262
Gain on repurchase of debt	574	874	879
Gain/(loss) on sale of investments, net	10	(7)	13
Gain/(loss) on OREO, net	34	624	(41)
Other	57	(302)	341
Total other income	675	1,189	1,192
Operating expense:
Salaries and employee benefits	37,449	37,781	36,912
Occupancy and equipment	7,503	7,516	7,265
Professional services	2,661	3,698	2,939
Marketing and business development	1,457	2,968	1,329
Contract services and data processing	1,568	1,391	1,188
Amortization of intangibles	1,118	1,106	1,090
FDIC insurance	1,040	1,003	849
Restructuring expense	—	1,631	135
Other	3,768	5,644	3,920
Total operating expense	56,564	62,738	55,627
Income before income taxes	18,308	18,103	12,595
Income tax expense	5,897	6,115	3,851
Net income from continuing operations	12,411	11,988	8,744
Net income from discontinued operations (2)	1,722	1,819	1,554
Net income before attribution to noncontrolling interests	14,133	13,807	10,298
Less: Net income attributable to noncontrolling interests	930	715	793
Net income attributable to the Company	$13,203	$13,092	$9,505

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
PER SHARE DATA:	March 31, 2013	December 31, 2012	March 31, 2012
	(In thousands, except share and per share data)
Calculation of Income for EPS:
Net income attributable to the Company	$13,203	$13,092	$9,505
Adjustments to Net Income Attributable to the Company to Arrive at Net Income Attributable to Common Shareholders (3)	(457)	(239)	(178)
Net Income Attributable to the Common Shareholders	12,746	12,853	9,327
LESS: Amount allocated to participating securities	(908)	(1,281)	(932)
Net Income Attributable to the Common Shareholders, after allocation to participating securities	$11,838	$11,572	$8,395

End of Period Common Shares Outstanding	79,053,668	78,743,518	78,151,609

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	85,635,265	85,386,014	84,859,038
LESS: Participating securities	(8,816,655)	(9,047,609)	(9,226,058)
PLUS: Dilutive potential common shares	1,006,820	1,066,155	799,871
Weighted Average Diluted Shares (4)	77,825,430	77,404,560	76,432,851

Diluted Total Earnings per Share	$0.15	$0.15	$0.11

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	March 31, 2013	December 31, 2012	March 31, 2012
FINANCIAL DATA:
Book Value Per Common Share	$7.07	$6.92	$6.44
Tangible Book Value Per Share (5)	$5.77	$5.64	$5.05
Market Price Per Share	$9.88	$9.01	$9.91

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$4,167,000	$3,941,000	$3,696,000
Investment Managers	9,314,000	8,444,000	8,047,000
Wealth Advisory	8,487,000	8,052,000	7,579,000
Less: Inter-company Relationship	(21,000)	(20,000)	(20,000)
Assets Under Management and Advisory of Continuing Operations	21,947,000	20,417,000	19,302,000
Assets Under Management and Advisory of Discontinued Operations (2)	—	—	1,137,000
Total Assets Under Management and Advisory	$21,947,000	$20,417,000	$20,439,000

FINANCIAL RATIOS:
Total Equity/Total Assets	9.96%	9.33%	9.13%
Tangible Common Equity/Tangible Assets (5)	8.21%	7.67%	7.19%
Tangible Common Equity/Risk Weighted Assets (5)	10.81%	10.49%	9.78%
Allowance for Loan Losses/Total Loans	1.72%	1.75%	2.02%
Allowance for Loan Losses/Nonaccrual Loans	113%	138%	135%
Return on Average Assets - Three Months Ended (Annualized)	0.84%	0.82%	0.62%
Return on Average Equity - Three Months Ended (Annualized)	8.66%	8.72%	6.74%
Efficiency Ratio - Three Months Ended (Annualized)	73.58%	80.12%	75.14%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	03/31/2013	12/31/2012	03/31/2012	03/31/2013	12/31/2012	03/31/2012	03/31/2013	12/31/2012	03/31/2012
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$198,833	$202,970	$376,206	$514	$650	$1,256	1.03%	1.28%	1.34%
Non-taxable investment securities (6)	205,255	202,971	194,410	1,291	1,320	1,323	2.52%	2.60%	2.72%
Mortgage-backed securities	317,686	309,359	251,989	1,402	1,443	1,603	1.76%	1.87%	2.54%
Federal funds sold and other	168,004	221,457	130,771	176	208	149	0.43%	0.37%	0.46%
Total Cash and Investments	889,778	936,757	953,376	3,383	3,621	4,331	1.52%	1.54%	1.82%
Loans: (7)
Commercial and Construction (6)	2,805,685	2,773,478	2,591,377	31,990	33,660	32,693	4.62%	4.83%	5.07%
Residential	2,003,845	2,024,279	1,857,838	16,928	17,626	17,826	3.38%	3.48%	3.84%
Home Equity and Other Consumer	268,156	269,954	320,160	1,987	2,104	2,760	3.01%	3.10%	3.45%
Total Loans	5,077,686	5,067,711	4,769,375	50,905	53,390	53,279	4.05%	4.20%	4.48%
Total Earning Assets	5,967,464	6,004,468	5,722,751	54,288	57,011	57,610	3.67%	3.78%	4.04%
LESS: Allowance for Loan Losses	84,330	90,931	97,471
Cash and due From Banks (Non-Interest Bearing)	41,897	46,916	112,844
Other Assets (8)	391,909	395,646	427,083
TOTAL AVERAGE ASSETS	$6,316,940	$6,356,099	$6,165,207
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (9):
Savings and NOW	$576,814	$494,960	$533,075	$132	$168	$331	0.09%	0.13%	0.25%
Money Market	2,387,363	2,377,447	1,983,558	2,086	2,287	2,136	0.35%	0.38%	0.43%
Certificates of Deposit	678,788	712,358	898,458	1,568	1,641	2,436	0.94%	0.92%	1.09%
Total Deposits	3,642,965	3,584,765	3,415,091	3,786	4,096	4,903	0.42%	0.45%	0.58%
Junior Subordinated Debentures	137,016	150,089	180,817	1,154	1,308	1,752	3.37%	3.41%	3.83%
FHLB Borrowings and Other	537,468	599,248	709,611	3,065	3,595	4,379	2.28%	2.35%	2.44%
Total Interest-Bearing Liabilities	4,317,449	4,334,102	4,305,519	8,005	8,999	11,034	0.75%	0.82%	1.02%
Noninterest Bearing Demand Deposits	1,264,803	1,304,276	1,167,623
Other Liabilities (8)	107,645	98,279	106,536
Total Average Liabilities	5,689,897	5,736,657	5,579,678
Redeemable Noncontrolling Interests	17,184	18,780	21,701
Average Shareholders' Equity	609,859	600,662	563,828
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,316,940	$6,356,099	$6,165,207
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$46,283	$48,012	$46,576
LESS: FTE Adjustment (6)				2,007	2,466	1,808
Net Interest Income (GAAP Basis)				$44,276	$45,546	$44,768
Interest Rate Spread							2.92%	2.96%	3.02%
Net Interest Margin							3.13%	3.19%	3.27%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	March 31, 2013	December 31, 2012	March 31, 2012
LOAN DATA (10):
Commercial and Industrial Loans:
New England	$672,895	$691,519	$572,091
San Francisco Bay	61,806	61,535	74,100
Southern California	53,811	53,272	30,485
Pacific Northwest	—	—	41,462
Total Commercial and Industrial Loans	$788,512	$806,326	$718,138
Commercial Real Estate Loans:
New England	$643,756	$662,964	$667,014
San Francisco Bay	642,170	648,137	691,644
Southern California	402,515	380,249	291,430
Pacific Northwest	—	—	136,105
Total Commercial Real Estate Loans	$1,688,441	$1,691,350	$1,786,193
Construction and Land Loans:
New England	$99,989	$92,766	$99,387
San Francisco Bay	37,923	33,655	40,390
Southern California	11,005	11,149	5,899
Pacific Northwest	—	—	3,979
Total Construction and Land Loans	$148,917	$137,570	$149,655
Residential Loans:
New England	$1,163,647	$1,173,741	$1,246,700
San Francisco Bay	436,577	431,550	335,753
Southern California	298,189	300,798	231,284
Pacific Northwest	—	—	65,411
Total Residential Loans	$1,898,413	$1,906,089	$1,879,148
Home Equity Loans:
New England	$78,154	$79,947	$85,388
San Francisco Bay	34,745	36,730	43,064
Southern California	5,283	6,874	6,500
Pacific Northwest	—	—	4,006
Total Home Equity Loans	$118,182	$123,551	$138,958
Other Consumer Loans:
New England	$126,409	$131,999	$152,190
San Francisco Bay	7,792	9,581	11,787
Southern California	6,606	7,148	9,376
Pacific Northwest	—	—	1,472
Eliminations and other, net	195	522	2,131
Total Other Consumer Loans	$141,002	$149,250	$176,956
Total Loans
New England	$2,784,850	$2,832,936	$2,822,770
San Francisco Bay	1,221,013	1,221,188	1,196,738
Southern California	777,409	759,490	574,974
Pacific Northwest	—	—	252,435
Eliminations and other, net	195	522	2,131
Total Loans	$4,783,467	$4,814,136	$4,849,048

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	March 31, 2013	December 31, 2012	March 31, 2012
CREDIT QUALITY (10):
Special Mention Loans:
New England	$31,132	$40,389	$53,929
San Francisco Bay	24,130	24,566	40,655
Southern California	19,917	19,784	24,784
Pacific Northwest	—	—	8,925
Total Special Mention Loans	$75,179	$84,739	$128,293
Accruing Substandard Loans (11):
New England	$17,372	$27,551	$25,002
San Francisco Bay	49,306	49,854	57,629
Southern California	8,680	12,724	19,374
Pacific Northwest	—	—	3,317
Total Accruing Substandard Loans	$75,358	$90,129	$105,322
Nonaccruing Loans:
New England	$39,853	$28,307	$34,629
San Francisco Bay	25,626	25,105	28,721
Southern California	7,547	7,333	7,572
Pacific Northwest	—	—	1,744
Total Nonaccruing Loans	$73,026	$60,745	$72,666
Other Real Estate Owned:
New England	$1,744	$1,744	$98
San Francisco Bay	585	1,395	2,194
Southern California	—	—	1,114
Pacific Northwest	477	477	480
Total Other Real Estate Owned	$2,806	$3,616	$3,886
Loans 30-89 Days Past Due and Accruing (12):
New England	$10,609	$20,751	$5,304
San Francisco Bay	5,862	11,771	10,824
Southern California	833	13,854	5,130
Pacific Northwest	—	—	99
Total Loans 30-89 Days Past Due and Accruing	$17,304	$46,376	$21,357
Loans (Charged-off)/ Recovered, Net for the Three Months Ended:
New England	$(1,236)	$(1,148)	$(341)
San Francisco Bay	(1,508)	(1,094)	(1,980)
Southern California	973	168	(72)
Pacific Northwest	—	2	181
Total Net Loans (Charged-off)/ Recovered	$(1,771)	$(2,072)	$(2,212)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

FOOTNOTES:

(1)
On December 17, 2012, Boston Private Bank & Trust Company announced that it had entered into an agreement to sell its three offices in the Pacific Northwest region. Accordingly, the assets and liabilities to be sold as part of this transaction have been classified as held for sale at March 31, 2013 and December 31, 2012. Within loans held for sale on the consolidated balance sheet, $273.6 million and $276.7 million of the balance at March 31, 2013 and December 31, 2012, respectively, relate to the Pacific Northwest transaction. All of the deposits held for sale at March 31, 2013 and December 31, 2012 relate to the Pacific Northwest transaction. All other assets and liabilities that will be included in the Pacific Northwest transaction have been classified as other assets held for sale or other liabilities held for sale and are included within other assets or other liabilities on the consolidated balance sheet at March 31, 2013 and December 31, 2012.

(2)
In the second quarter of 2012, the Company completed the sale of its affiliate Davidson Trust Company. In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Inc.; Sand Hill Advisors, LLC; RINET Company, LLC; Gibraltar Private Bank & Trust Company; and Westfield Capital Management Company, LLC. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(3)
Adjustments to Net Income Attributable to the Company to arrive at Net Income Attributable to the Common Shareholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value and Dividends on Participating Securities.

(4)
When the Company has positive Net Income from Continuing Operations Attributable to the Common Shareholders, the Company adds additional shares to Basic Weighted Average Shares Outstanding to arrive at Diluted Weighted Average Shares Outstanding for the Diluted Earnings Per Share calculation to reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the Diluted Earning Per Share calculation. The potential dilutive shares relate to: unexercised stock options, unvested non-participating restricted stock, unexercised stock warrants, and unconverted Convertible Trust Preferred securities. The amount of shares that were anti-dilutive for the three months ended March 31, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three months ended December 31, 2012 was 0.3 million. The amount of shares that were anti-dilutive for the three months ended March 31, 2012 was 1.4 million. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 16: Earnings Per Share" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for additional information.

(5)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value; the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio; the TCE to Risk Weighted Assets ratio; pre-tax, pre-provision earnings; and operating expenses excluding restructuring costs to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and the Non-GAAP TCE to Risk Weighted Assets ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(In thousands, except per share data)	March 31, 2013	December 31, 2012	March 31, 2012
Total Balance Sheet Assets	$6,196,421	$6,465,005	$6,148,562
LESS: Goodwill and Intangible Assets, net *	(133,993)	(135,054)	(144,456)
Tangible Assets (non-GAAP)	$6,062,428	$6,329,951	$6,004,106
Total Equity	$617,078	$603,102	$561,541
LESS: Goodwill and Intangible Assets, net	(133,993)	(135,054)	(144,456)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ASC 810	14,859	17,201	14,319
Total adjusting items	(119,134)	(117,853)	(130,137)
Tangible Common Equity (non-GAAP)	$497,944	$485,249	$431,404
Total Equity/Total Assets	9.96%	9.33%	9.13%
Tangible Common Equity/Tangible Assets (non-GAAP)	8.21%	7.67%	7.19%

Total Risk Weighted Assets **	$4,604,249	$4,627,791	$4,410,389
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	10.81%	10.49%	9.78%

End of Period Shares Outstanding	79,054	78,744	78,152
EOP Carlyle Common Convertible Shares	7,261	7,261	7,261
Common Equivalent Shares	86,315	86,005	85,413

Book Value Per Common Share	$7.07	$6.92	$6.44
Tangible Book Value Per Share (non-GAAP)	$5.77	$5.64	$5.05
*    For the TCE to TA ratio, Goodwill and Intangible Assets, net includes Goodwill and Intangible Assets of discontinued operations for March 31, 2012, which are included on the consolidated balance sheet with Assets of Discontinued Operations.
**     Risk Weighted Assets for March 31, 2013 is presented based on estimated data.

Reconciliations from the Company's GAAP income from continuing operations before income taxes to Non-GAAP pre-tax, pre-provision earnings and from GAAP operating expenses to Non-GAAP operating expenses excluding restructuring costs are presented below:

	Three Months Ended
(In Thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Income before income taxes (GAAP)	$18,308	$18,103	$12,595
ADD BACK: Provision/ (credit) for loan losses	—	(5,000)	4,000
Pre-tax, pre-provision earnings (Non-GAAP)	$18,308	$13,103	$16,595

Total operating expense (GAAP)	$56,564	$62,738	$55,627
LESS: Restructuring expense	—	1,631	135
Total operating expenses (excluding restructuring costs) (Non-GAAP)	$56,564	$61,107	$55,492

(6)	Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate of 35% for each period presented.

(7)	Includes Loans Held for Sale and Nonaccrual Loans.

(8)	Assets and liabilities of discontinued operations are included in other assets and other liabilities in the average balance sheet presentation.

(9)	Includes Deposits Held for Sale.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(10)
The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender's regional offices. Loans in the Pacific Northwest region not expected to be included the sale of that region's offices at March 31, 2013 and December 31, 2012, have been included with the offices from which they will be managed after the sale. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(11)
Accruing substandard loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(12)
In addition to loans 30-89 days past due and accruing, at March 31, 2013, the Company had one loan totaling $0.1 million that was more than 90 days past due but still on accrual status. At December 31, 2012, the Company had three loans totaling $3.6 million that were more than 90 days past due but still on accrual status. At March 31, 2012, there were two loans totaling less than $0.1 million that were more than 90 days past due but still on accrual status. At all periods presented, these loans originated in the New England region.